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	(Analysts) Kevin Kalicak	(407) 245-5870
FOR RELEASE	(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS REPORTS FISCAL 2016 FOURTH QUARTER AND FULL YEAR RESULTS;
REPORTS POSITIVE SAME-RESTAURANT SALES FOR ALL BRANDS; INCREASES QUARTERLY DIVIDEND; AND
PROVIDES FISCAL 2017 OUTLOOK

ORLANDO (June 30, 2016) - Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the fourth quarter and fiscal year ended May 29, 2016. The fourth quarter of last year included an extra week of operations resulting in a 53 week fiscal 2015.

Fourth Quarter 2016 Financial Highlights Versus Same Fiscal Quarter Last Year

•
Due to the impact of the extra week of operations included in the fourth quarter of fiscal 2015, total sales from continuing operations decreased 4.7% to $1.79 billion; excluding the impact of the extra week, total sales from continuing operations increased 2.1%

•	Reported diluted net earnings per share from continuing operations increased 19.6% to $1.10 and increased 8.9% from last year’s adjusted diluted net earnings per share (13-week basis)*

•	The company repurchased approximately $45 million of its outstanding common stock

•	Same-restaurant sales increased 1.7% on a fiscal calendar basis
(13-weeks ended May 29, 2016 vs. 13-weeks ended May 24, 2015)

+1.6% for Olive Garden	+1.5% for The Capital Grille	+1.4% for Yard House
+1.1% for LongHorn Steakhouse	+0.9% for Eddie V’s	+3.7% for Seasons 52
+5.4% for Bahama Breeze

•	On a comparable calendar basis, same-restaurant sales increased 2.6% for the quarter
(13-weeks ended May 29, 2016 vs. 13-weeks ended May 31, 2015)

+2.4% for Olive Garden	+3.7% for The Capital Grille	+1.4% for Yard House
+2.2% for LongHorn Steakhouse	+2.7% for Eddie V’s	+5.0% for Seasons 52
+4.7% for Bahama Breeze

Note: Due to the transition from a 53-week to a 52-week fiscal year, year-over-year fiscal period comparisons are offset by one week. Using comparable calendar periods balances the one-week shift and provides a clearer year-over-year comparison.

* See the "Non-GAAP Information" below for more details.

“I’m pleased with the results we achieved during the fourth quarter, which wrapped up a year of significant progress improving our operations and financial performance," said CEO Gene Lee.  “These results reinforce our firm belief that our strategy is working as we continue to build guest loyalty by relentlessly focusing on our back-to-basics operating philosophy.  This focus, together with our competitive advantages, drove our strong performance for the year and increased shareholder value.”

Fiscal 2016 Financial Highlights Versus Fiscal 2015

•
Total sales from continuing operations increased 2.5% to $6.93 billion, which includes the impact of the extra week of operations in fiscal 2015; excluding the impact of the extra week, total sales from continuing operations increased 4.4%

•	Reported diluted net earnings per share from continuing operations increased 84.1% to $2.78

•	Adjusted diluted net earnings per share from continuing operations of $3.53 increased 37.9% (52-week basis)*

•	The company repurchased approximately $185 million of its outstanding common stock

•	Same-restaurant sales increased 3.3% for the year on both a fiscal and comparable calendar basis

+3.1% for Olive Garden	+3.9% for The Capital Grille	+2.3% for Yard House
+3.5% for LongHorn Steakhouse	+1.8% for Eddie V’s	+4.7% for Seasons 52
+4.8% for Bahama Breeze

Note: The difference between fiscal and comparable calendar same-restaurant sales at the brand level was immaterial

* See the "Non-GAAP Information" below for more details

Segment Performance Versus Same Fiscal Period Last Year
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit for fiscal 2016 includes the impact of additional rent expense related to the completion of our real estate strategy, primarily impacting Olive Garden and LongHorn Steakhouse. The results for the three and twelve month periods ending May 31, 2015 include an additional week of operations.

Total Sales	Three Months Ended			Twelve Months Ended
($ millions)	05/29/16	05/31/15	% Change	05/29/16	05/31/15	% Change
Weeks in Period	13	14	13vs14	52	53	52vs53
Consolidated Darden	$1,790.2	$1,878.3	-4.7%	$6,933.5	$6,764.0	2.5%
Olive Garden	$981.8	$1,037.4	-5.4%	$3,838.6	$3,789.6	1.3%
LongHorn Steakhouse	$413.2	$438.1	-5.7%	$1,587.7	$1,544.7	2.8%
Fine Dining	$131.6	$137.2	-4.1%	$514.1	$500.1	2.8%
Other Business	$263.6	$265.6	-0.8%	$993.1	$929.6	6.8%

Segment Profit Margin %*	Three Months Ended			Twelve Months Ended
($ millions)	05/29/16	05/31/15	Basis Diff	05/29/16	05/31/15	Basis Diff
Olive Garden	19.3%	20.3%	(100)	19.8%	18.5%	130
LongHorn Steakhouse	19.0%	17.8%	120	17.3%	15.5%	180
Fine Dining	20.1%	20.0%	10	19.5%	19.0%	50
Other Business	18.9%	18.9%	—	16.9%	15.5%	140

* Incremental rent from real estate transactions in fiscal 2016 negatively impacted segment profit margin % by 230bps, 130bps, 10bps and 60bps for the three months ended 05/29/2016 and by 140bps, 90bps, 0bps and 30bps for the twelve months ended 05/29/16 for Olive Garden, LongHorn Steakhouse, Fine Dining, and Other Business segments, respectively.

U.S. Same-Restaurant Sales Results - Fiscal Calendar Basis

Olive Garden	March	April	May	Q4
Same-Restaurant Sales	0.8%	0.2%	4.1%	1.6%
Same-Restaurant Traffic	0.3%	(2.4)%	1.7%	(0.1)%
Pricing	0.7%	0.7%	0.7%	0.7%
Menu-mix	(0.2)%	1.9%	1.7%	1.0%

LongHorn Steakhouse	March	April	May	Q4
Same-Restaurant Sales	0.0%	0.3%	3.1%	1.1%
Same-Restaurant Traffic	(5.4)%	(3.4)%	(0.1)%	(3.2)%
Pricing	1.8%	1.8%	1.8%	1.8%
Menu-mix	3.6%	1.9%	1.4%	2.5%

U.S. Same-Restaurant Sales Results - Comparable Calendar Basis

Olive Garden	March	April	May	Q4
Same-Restaurant Sales	1.7%	1.9%	3.8%	2.4%
Same-Restaurant Traffic	0.8%	(1.2)%	1.5%	0.4%

LongHorn Steakhouse	March	April	May	Q4
Same-Restaurant Sales	1.4%	1.7%	3.7%	2.2%
Same-Restaurant Traffic	(4.0)%	(2.0)%	0.4%	(2.0)%

Quarterly Dividend Increase
The Board of Directors increased the quarterly dividend to $0.56 per common share, which represents a 12% increase over the Company's previous quarterly dividend of $0.50. The quarterly dividend is payable on August 1, 2016 to shareholders of record on July 11, 2016.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.7 million shares of its common stock for a total cost of approximately $45 million. This leaves approximately $315 million remaining under the current $500 million repurchase authorization.

Fiscal 2017 Financial Outlook

•	Same-restaurant sales growth of 1.0% to 2.0%

•	New unit openings of 24 to 28 restaurants

•	Total capital spending of $310 to $350 million

•	Total inflation of 1.5% to 2.0%

•	Earnings per diluted share of $3.80 to $3.90

•	The EPS outlook reflects approximately 128.5 million diluted average common shares outstanding for the year

Annual Meeting of Shareholders
The Company’s Annual Meeting of Shareholders will be held on September 29, 2016 in Orlando, FL. The record date for shareholders to vote in the Annual Meeting is August 1, 2016.

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, June 30 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/15389 at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot access the Internet, please dial 1-888-820-8959 and enter passcode 1848969. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. In addition, at the conclusion of the call, we will post the slide presentation from the call on the Investor Relations section of our website at: www.darden.com that provides more context on our fourth quarter fiscal 2016 results.

About Darden
Darden Restaurants, Inc., (NYSE: DRI) owns and operates more than 1,500 restaurants that generate $6.9 billion in annual sales. Headquartered in Orlando, Florida, and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. Our restaurant brands - Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, labor and insurance costs, technology failures including failure to maintain a secure cyber network, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive profitable sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted earnings per diluted share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

Fiscal Q4 Reported to Adjusted Earnings Reconciliation
	Q4 2016	Q4 2015	% Change
Reported Diluted Net EPS from Continuing Operations	$1.10	$0.92	19.6%
Debt Retirement Costs	—	—
Real Estate Plan Implementation	— *	—
Strategic Action Plan and Other Costs	—	0.16
Adjusted Diluted Net EPS from Continuing Operations	$1.10	$1.08	1.9%
Remove 53rd Week Impact in Fiscal 2015	—	(0.07)
Adjusted Diluted Net EPS from Continuing Operations (13-Week Basis)	$1.10	$1.01	8.9%
*De minimis adjustments within the quarter netted to zero.

Annual Reported to Adjusted Earnings Reconciliation
	2016	2015	% Change
Reported Diluted Net EPS from Continuing Operations	$2.78	$1.51	84.1%
Debt Retirement Costs	0.51	0.42
Real Estate Plan Implementation	0.26	—
Strategic Action Plan and Other Costs	(0.02)	0.70
Adjusted Diluted Net EPS from Continuing Operations	$3.53	$2.63	34.2%
Remove 53rd Week Impact in Fiscal 2015 (In Q4)	—	(0.07)
Adjusted Diluted Net EPS from Continuing Operations (52-Week Basis)	$3.53	$2.56	37.9%

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	5/29/16	5/31/15
Olive Garden[1]	843	846
LongHorn Steakhouse	481	480
Yard House	65	59
The Capital Grille	54	54
Bahama Breeze	37	36
Seasons 52	40	43
Eddie V's	16	16
Darden Continuing Operations	1,536	1,534
[1]Includes six locations in Canada for all periods presented.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	5/29/2016	5/31/2015	5/29/2016	5/31/2015
Sales	$1,790.2	$1,878.3	$6,933.5	$6,764.0
Costs and expenses:
Food and beverage	517.0	566.9	2,039.7	2,085.1
Restaurant labor	556.9	584.9	2,189.2	2,135.6
Restaurant expenses	308.4	295.1	1,163.5	1,120.8
Marketing expenses	63.4	65.5	238.0	243.3
General and administrative expenses	90.7	119.5	384.9	430.2
Depreciation and amortization	66.8	80.9	290.2	319.3
Impairments and disposal of assets, net	1.9	15.0	5.8	62.1
Total operating costs and expenses	$1,605.1	$1,727.8	$6,311.3	$6,396.4
Operating income	185.1	150.5	622.2	367.6
Interest, net	9.7	24.0	172.5	192.3
Earnings before income taxes	175.4	126.5	449.7	175.3
Income taxes	35.0	8.4	90.0	(21.1)
Earnings from continuing operations	$140.4	$118.1	$359.7	$196.4
Earnings (loss) from discontinued operations, net of tax expense of $0.5, $22.4, $3.4 and $344.8, respectively	(0.8)	(12.8)	15.3	513.1
Net earnings	$139.6	$105.3	$375.0	$709.5
Basic net earnings per share:
Earnings from continuing operations	$1.11	$0.94	$2.82	$1.54
Earnings (loss) from discontinued operations	(0.01)	(0.11)	0.12	4.02
Net earnings	$1.10	$0.83	$2.94	$5.56
Diluted net earnings per share:
Earnings from continuing operations	$1.10	$0.92	$2.78	$1.51
Earnings (loss) from discontinued operations	(0.01)	(0.10)	0.12	3.96
Net earnings	$1.09	$0.82	$2.90	$5.47
Average number of common shares outstanding:
Basic	126.4	126.3	127.4	127.7
Diluted	128.2	128.4	129.3	129.7

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	5/29/2016	5/31/2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$274.8	$535.9
Receivables, net	64.0	78.0
Inventories	175.4	163.9
Prepaid income taxes	46.1	18.9
Prepaid expenses and other current assets	76.4	69.4
Deferred income taxes	163.3	157.4
Assets held for sale	20.3	32.9
Total current assets	$820.3	$1,056.4
Land, buildings and equipment, net	2,041.6	3,215.8
Goodwill	872.3	872.4
Trademarks	574.6	574.6
Other assets	273.8	275.5
Total assets	$4,582.6	$5,994.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$241.9	$198.8
Accrued payroll	135.1	141.1
Accrued income taxes	—	12.6
Other accrued taxes	49.1	51.5
Unearned revenues	360.4	328.6
Current portion of long-term debt	—	15.0
Other current liabilities	400.6	449.1
Total current liabilities	$1,187.1	$1,196.7
Long-term debt, less current portion	440.0	1,452.3
Deferred income taxes	255.2	341.8
Deferred rent	249.7	225.9
Other liabilities	498.6	444.5
Total liabilities	$2,630.6	$3,661.2
Stockholders’ equity:
Common stock and surplus	$1,502.6	$1,405.9
Retained earnings	547.5	1,026.0
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(87.0)	(86.6)
Unearned compensation	(3.3)	(4.0)
Total stockholders’ equity	$1,952.0	$2,333.5
Total liabilities and stockholders’ equity	$4,582.6	$5,994.7

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	5/29/2016	5/31/2015
Cash flows—operating activities
Net earnings	$375.0	$709.5
Earnings from discontinued operations, net of tax	(15.3)	(513.1)
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	290.2	319.3
Stock-based compensation expense	37.3	53.7
Change in current assets and liabilities and other, net	133.2	304.9
Net cash provided by operating activities of continuing operations	$820.4	$874.3
Cash flows—investing activities
Purchases of land, buildings and equipment	(228.3)	(296.5)
Proceeds from disposal of land, buildings and equipment	325.2	67.9
Increase in other assets	(21.5)	(6.5)
Net cash provided by (used in) investing activities of continuing operations	$75.4	$(235.1)
Cash flows—financing activities
Proceeds from issuance of common stock	99.3	159.7
Income tax benefits credited to equity	17.5	18.4
Special cash distribution from Four Corners Property Trust	315.0	—
Dividends paid	(268.2)	(278.9)
Repurchases of common stock	(184.8)	(502.3)
ESOP note receivable repayment	0.6	1.2
Repayments of short-term debt, net	—	(207.6)
Repayment of long-term debt	(1,096.8)	(1,065.9)
Principal payments on capital leases	(3.4)	(2.2)
Proceeds from financing lease obligation	—	93.1
Net cash used in financing activities of continuing operations	$(1,120.8)	$(1,784.5)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(42.4)	(403.3)
Net cash provided by investing activities of discontinued operations	6.3	1,986.2
Net cash provided by (used in) discontinued operations	$(36.1)	$1,582.9

Increase (decrease) in cash and cash equivalents	(261.1)	437.6
Cash and cash equivalents - beginning of period	535.9	98.3
Cash and cash equivalents - end of period	$274.8	$535.9